AMENDED SCHEDULE I TO
UNDERLYING FUNDS TRUST
AGREEMENT AND DECLARATION OF TRUST

Series

Arbitrage – 1 Portfolio (f/k/a Convertible Bond Arbitrage - 1 Portfolio)

Income Arbitrage Portfolio (f/k/a Arbitrage – 2 Portfolio)

Event Driven and Risk Arbitrage Portfolio (f/k/a Merger Arbitrage – 1 Portfolio)

Long/Short Equity – Earnings Revision – 1 Portfolio

Long/Short Equity Market Neutral Portfolio (f/k/a Long/Short Equity – Momentum – 1 Portfolio)

Long/Short Equity Hedge Portfolio (f/k/a Long/Short Equity – Deep Discount Value – 1 Portfolio)

Long/Short Equity – International – 1 Portfolio

Long/Short Equity – REIT – 1 Portfolio

Distressed Securities & Special Situations – 1 Portfolio

Global Hedged Income – 1 Portfolio

Distressed/Hedged Income Portfolio (f/k/a Deep Value Hedged Income – 1 Portfolio)

Long/Short Equity – Growth – 1 Portfolio

Energy and Natural Resources Portfolio (f/k/a Energy and National Resources – 1 Portfolio)

Except to the extent amended hereby, the Agreement and Declaration of Trust shall remain in full force and effect.

IN WITNESS WHEREOF, this Amended Schedule I has been executed by a duly authorized officer as of the 27th day of April, 2009.

UNDERLYING FUNDS TRUST

By: /s/ Kristina Labermeier

Printed Name:  Kristina Labermeier

Title: Vice President/CCO